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                                                               EXHIBIT 5(b)

INTERNAL REVENUE SERVICE          DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH  45201             Employer Identification Number
                                       38-2633910
Date:  MAY 24 1995                File Folder Number:
                                       380010775
FIRSTBANK CORPORATION             Person to Contact:
C/O VERNON P. SAPER                    GARY RUNGE
WARNER NORCROSS & JUDD            Contact Telephone Number
900 OLD KENT BUILDING                  (513) 684-3866
GRAND RAPIDS, MI  49503           Plan Name:
                                     AMENDED AND RESTATED 401(K) AND
                                     EMPLOYEE STOCK OWNERSHIP PLAN
                                  Plan Number:  002


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated May 5, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This plan satisfies the requirements of Code section 4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

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FIRSTBANK CORPORATION


     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ C. Ashley Bullard

                              C. Ashley Bullard
                              District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans